UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2015

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36889	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Oppenheimer Street
Rehovot 7670105, Israel

(Address of principal executive offices, including zip code)

925-272-4999

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On June 10, 2015, the Board of Directors (the “Board”) of SteadyMed, Ltd. (the “Company”) appointed Elizabeth Cermak to serve as a member of the Board, a member of the Audit Committee of the Board and as chair of the Compensation Committee of the Board. The Board further approved Ms. Cermak as a candidate to serve as an External Director, pursuant to Article 42.1.3 of the Israel Companies Law, 5759-1999 and the regulations promulgated (the “Companies Law”). Ms. Cermak’s appointment as an External Director is subject to and effective upon approval by the Company’s shareholders, which approval the Company intends to seek in mid-2015.

Since July 2014, Ms. Cermak has served on the board of directors of Clarus Therapeutics, Inc., a specialty pharmaceutical company.  From to September 2009 to January 2014, Ms. Cermak served as the Executive Vice President, Chief Commercial Officer of Pozen, Inc., a publicly-traded pharmaceutical company. Prior to joining Pozen, Ms. Cermak was Worldwide Vice President for Johnson & Johnson and served in a variety of senior leadership roles across the pharmaceutical, consumer products and health management businesses. She has spent over 25 years in the healthcare industry and has led a number of Marketing and Sales organizations, most notably the $1.0B Women’s Health business at Ortho-McNeil Pharmaceuticals, Inc. Her RX and Consumer Products experience spans a number of therapeutic areas, including contraception, urology, pain, GI, CNS, anti-infectives, eye care and hair loss, with a successful track record of launching new products and growing and globalizing brands. Prior to this, Ms. Cermak was a senior management consultant for what is now Deloitte. Ms. Cermak holds an MBA in Finance from Drexel University in Philadelphia, PA, and a BA Cum Laude in Accounting and Spanish from Franklin and Marshall College in Lancaster, PA. We believe Ms. Cermak’s extensive experience in senior leadership roles in the pharmaceutical and healthcare industries enables her to make valuable contributions to our Board.

The Company will also enter into its standard form of indemnification agreement with Ms. Cermak.

Compensatory Arrangements of Certain Officers

On June 10, 2015, the Compensation Committee of the Board (the “Compensation Committee”) approved an increase in the annual salary of Jonathan Rigby, the Company’s President and Chief Executive Officer, from $412,300 to $431,200. Pursuant to the Companies Law, Mr. Rigby’s salary increase must be approved by the Company’s shareholders. Therefore, Mr. Rigby’s salary increase is subject to and effective upon approval by the Company’s shareholders, which approval the Company intends to seek in mid-2015.

Additionally, on June 10, 2015, the Compensation Committee approved an increase in the annual salary of David Nassif, the Company’s Executive Vice President and Chief Financial Officer, from $335,000 to $351,750, and Peter Noymer, the Company’s Executive Vice President of Research & Development, Chief Technical Officer, from $282,500 to $300,100. The Compensation Committee determined that the salary increases for Mr. Nassif and Mr. Noymer shall be subject to and effective upon approval of Mr. Rigby’s salary increase by the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADYMED LTD.

	By:	/s/ David W. Nassif
Date: June 16, 2015		David W. Nassif
Chief Financial Officer